June 15, 2009

Tracey McKoy
Division of Corporation Finance
United States Securities & Exchange Commission
100 F. Street NE
Washington, D.C. 20549-4631

Re: Your file No. 16401; Our file No. 2446-B-7.2

Dear Mr. McKoy:

We are in receipt of your letter dated June 10, 2009 addressed to Timothy Busch, Chairman of the Board of Advanced Materials Group (“Company”).

We are unable to comply with your various requests to file the restated Forms 10-KSB, Forms,10-QSB, and Form 10Q within the five-day notice requirement due to continued ongoing internal investigations and accounting of the company’s financial records.  Additionally, the Company has limited resources and there exist concerns of its viability.

We are cooperating with the local SEC investigators in the enforcement division in Fort Worth, Doug Gordimer has been assigned to our case.

We are happy to discuss these matters with you. Please contact me at your convenience.

Advanced Materials, INC.

Marty Lehman
Interim President